CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
First Investors Life Insurance Company
95 Wall Street
New York, NY 10005


We hereby consent to the use in the Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 333-26341) of our report dated February 21, 2002 relating to the December 31, 2001 financial statements of First Investors Life Variable Annuity Fund D and our report dated February 21, 2002 relating to the December 31, 2001 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.


                                          /s/ Tait, Weller & Baker

                                          TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 8, 2002